SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 30, 2002




                          American States Water Company
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             (Exact name of registrant as specified in its charter)


                          American States Water Company
            California                  333-47647             95-4676679
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  (State or other jurisdiction    (Commission File Number) (IRS Employer
     of incorporation)                                      Identification No.)

     630 East Foothill Boulevard, San Dimas, California              91773-9016
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     (Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number including area code:  (909) 394-3600


(Former name or former address, if changed since last report.)
    Not applicable.



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      ITEM 5.  OTHER EVENTS.

            The Board of Directors of the Company has approved a three-for-two stock split payable on June 7, 2002 to shareholders of record on May 15, 2002. Fractional shares will be paid in cash. As a result of the stock split, the total number of Common Shares outstanding will increase from approximately 10.1 million to approximately 15.2 million.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERICAN STATES WATER COMPANY


                                    /S/ MCCLELLAN HARRIS III
                                    ------------------------
                                    By:   McClellan Harris III
                                          Vice President - Finance,
                                          Chief Financial Officer,
                                          Treasurer and Secretary


DATED:  April 30, 2002